Second Quarter 2020 Financial Results

July 29, 2020

EVANS BANCORP INC.

David J. Nasca
President & CEO

John B. Connerton
Executive Vice President & CFO



Safe Harbor Statement

This presentation includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the impacts from COVID-19, competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp's Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

©2020 Evans Bancorp, Inc.

Q2 2020 Review

Successful acquisition of Fairport Savings Bank (FSB)

- Added five branches, $271 million of loans and $245 million of deposits

Originated ~$195 million of Small Business Administration's Paycheck Protection Program (PPP) loans in the second quarter

Net interest income increased 14% to $14.9 million reflecting FSB acquisition and PPP lending

Results include $5.0 million of merger costs and $0.6 million loan loss provision

Bolstered balance sheet and enhanced liquidity

- 36% deposit growth in Q2
- Completion of private placement of $20 million of subordinated notes subsequent quarter-end

Well positioned to weather downturn due to resilient operations and agile response to COVID-19 pandemic

©2020 Evans Bancorp, Inc.

EVANS BANCORP INC.

FSB

Stronger Combined

- **Creates scale**
- **Leverages strength of Evans commercial bank**
- **Captures Fairport Savings solid retail presence**

- Value creation
- Enhanced scale
- Expand into a strategically prioritized, contiguous market
  Lower cost with fewer resources than de novo effort - better ROIC
- Complementary business lines
  Expand commercial platform in Western New York
  Leverage FSB's strength in mortgage and enhance Evans' consumer lending
  Broader deposit gathering
- Acquisition of customers and deposit funding
  Equates to ~2+ years of growth
- Leverage capabilities across combined platform
  Municipal Banking, Insurance, Employee Benefits and Cash Management
- Combined company well positioned for future

Supporting Customer Relief

Paycheck Protection Program (PPP)

Phase 1	
Processed	616
Total loans	~$140 million
Average size	~$220,000
Jobs retained (est.)	17,000

Phase 2	
Processed	1,029
Total loans	~$58 million
Average size	~$56,000
Jobs retained (est.)	11,000

~$140 million equating to 2+ years of growth completed in 13 days

Provided loans to more than 900 new customers

- Creates opportunity to build and expand into full relationships

Total of 1,645 applications processed and ~$198 million in loans provided*

**As of July 24, 2020*

©2020 Evans Bancorp, Inc.

EVANS BANCORP INC.

Commercial Business Loan Portfolio and Expected Deferrals

Commercial Loan Portfolio by Industry


25%
15%
13%
9%
7%
6%
5%
4%
4%
4%
3%
3%
Total: ~$1,042M
as of 6/30/20
Multi-Family (5+ Units)
Other
Retail/Wholesale Trade
Hotel/Motel
Office Real Estate
Manufacturing
Restaurant/Food Service
Real Estate and Rental and Leasing
Other Land Development
Health Care and Social Assistance
Medical/Assisted Liv/Nursing
FSB C&I

Expected Loan Deferrals by Industry


1%
2%
5%
9%
5%
67%
4%
8%
Total: ~$120M*

Deferrals expected to make up 12% of total commercial loan portfolio in Q3

**Amounts represent expectations as of 7/24/2020 for outstandings and loans deferred, PPP loans excluded*
Note: Components may not add to totals due to rounding

©2020 Evans Bancorp, Inc.

Expected Commercial Business Loan Deferral Detail

Expected Industry Concentration in Q3*		
	% of Total Industry	% of Total Comm'l Portfolio
Hotel/Motel	87%	7.7%
Other	7%	1.0%
Real Estate and Rental and Leasing	20%	0.9%
Multi-Family (5+ Units)	2%	0.6%
Retail/Wholesale Trade	4%	0.6%
Restaurant/Food Service	9%	0.5%
FSB C&I	7%	0.2%
Health Care and Social Assistance	2%	0.1%

Expect two-thirds of current deferrals to end in Q3

Deferred balances collateralized by property: $104 million
(87% of total deferred)

Weighted Average LTV for deferred facilities

- *Construction: 50.5%*
- *Investor Real Estate: 52.9%*
- *Owner Occupied: 68.2%*

****Amounts represent expectations as of 7/24/2020 for outstandings and loans deferred, PPP loans excluded***

©2020 Evans Bancorp, Inc.

Conference Call and Webcast Playback

- Replay Number: 412-317-6671 passcode: 13705868
- Telephone replay available through Wednesday, August 5, 2020
- Webcast / Presentation / Replay available at www.evansbancorp.com
- Transcript, when available, at www.evansbancorp.com

©2020 Evans Bancorp, Inc.